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Exhibit 10.15
                        INDEMNIFICATION AGREEMENT


         INDEMNIFICATION AGREEMENT (the "Agreement"), dated as of August 7, 1996, among the following parties (the "Parties"): Guess ?, Inc., a Delaware corporation (the "Company"), the stockholders of the Company indicated on the signature pages hereto (such stockholders being referred to herein, collectively, as the "Principal Stockholders").

                                 R E C I T A L S

         WHEREAS, the Parties, together with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the U.S. Underwriters named therein (the "U.S. Underwriters"), are parties to a U.S. Purchase Agreement of even date herewith (the "U.S. Purchase Agreement") and, together with Merrill Lynch International and Morgan Stanley & Co. International Limited, as representatives of the Managers named therein (the "Managers"), are parties to an International Purchase Agreement of even date herewith (the "International Purchase Agreement," and, together with the U.S. Purchase Agreement, being referred to herein, collectively, as the "Purchase Agreements");

         WHEREAS, pursuant to the terms of the Purchase Agreements, the Principal Stockholders may be required to indemnify the U.S. Underwriters or the Managers (as the case may be) with respect to, or contribute to, certain liabilities arising out of the offering of the common stock of the Company, par value $.01 per share, contemplated by the Purchase Agreements;

         WHEREAS, the Company wishes to indemnify and advance expenses to the Principal Stockholders in connection with any proceedings and liabilities arising from the obligation of the Principal Stockholders under the Purchase Agreements in the manner provided for herein.

         NOW, THEREFORE, in consideration of the foregoing recitals, the agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereby agree as follows:

         Section 1. Indemnification and Advancement of Expenses. In respect of any proceeding by any Indemnified Party (as defined in the U.S. Purchase Agreement or the International Purchase Agreement, as the case may
be) against a Principal Stockholder in respect of (i) any breach of a representation or warranty contained in Section 1 of each of the Purchase Agreements and (ii) indemnification under Section 6 or contribution under
Section 7 of each of the Purchase Agreements:

         (a)  Subject to the provisions of paragraph (b) of this Section 1,

                   (i) the Company agrees to advance the reasonable expenses incurred by such Principal Stockholder in respect of such proceeding including those incurred by such Principal Stockholder for separate counsel and to reimburse any such reasonable expenses not advanced by the Company in the first instance;

                  (ii) the Company agrees to indemnify such Principal Stockholder in respect of any liability incurred in or as a result of such proceeding; and

                 (iii)     the authorization by the Company's
    stockholders of the agreement to indemnify contained herein and the execution of this Agreement constitute a conclusive determination that indemnification is due to such Principal Stockholder in such circumstances and the specific stockholder authorization for such indemnification.

          (b) The Company shall not indemnify such Principal Stockholder from or on account of:

                   (i) such stockholder's acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law;

                  (ii) such stockholder's conduct finally adjudged to be in violation of Section 174 of the General Corporation Law of the State of Delaware; or

                 (iii) any transaction with respect to which it was finally adjudged that such stockholder personally received a benefit in money, property, or services to which such stockholder was not legally entitled.

          Section 2. Successors and Assigns. This Agreement and all obligations, rights and remedies of the Parties hereunder shall be binding upon and inure to the benefit of their respective legal representatives, successors and assigns.

          Section 3. Entire Agreement. Each of the Parties acknowledge that there are no other agreements or representations, either oral or written, express or implied, not embodied or referenced in this Agreement, which represents a complete integration of all prior and contemporaneous agreements and understandings of the parties hereto with respect to the subject matter hereof.

          Section 4. Governing Law. This agreement shall be construed in accordance with the laws of the State of New York, without regard to the choice of law rules thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                            [Signature pages follow]

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         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                   GUESS ?, INC.

                                   By:   /s/ ROGER A. WILLIAMS
                                     --------------------------------------
                                         Name:    Roger A. Williams
                                         Title:Executive Vice President and
                                         Chief Financial Officer


                                   MAURICE MARCIANO TRUST
                                   (1995 RESTATEMENT)

                                   By:   /s/ MAURICE MARCIANO
                                     ---------------------------------------
                                         Maurice Marciano
                                         Trustee


                                   PAUL MARCIANO TRUST
                                   UNDER TRUST DATED FEBRUARY 20, 1986

                                   By:   /s/ PAUL MARCIANO
                                     ---------------------------------------
                                         Paul Marciano
                                         Trustee

                                   ARMAND MARCIANO TRUST
                                   UNDER TRUST DATED FEBRUARY 20, 1986

                                   By:   /s/ ARMAND MARCIANO
                                     --------------------------------------
                                         Armand Marciano
                                         Trustee

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